SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    JANUARY 10, 1997

                                COMPSCRIPT, INC.
             (Exact name of registrant as specified in its charter)


       FLORIDA                       0-20594                  65-0506539
(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)               Identification No.)


       1225 BROKEN SOUND PARKWAY N.W., SUITE A, BOCA RATON, FLORIDA 33487
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 994-8585


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Audited Financial Statements of Medical Services Consortium, Inc. for the year ended December 31, 1996 and 1995.

         (b) CompScript, Inc. and Subsidiaries Pro Forma Consolidated Condensed Balance Sheet at December 31, 1996 (Unaudited);
                  Pro Forma Consolidated Condensed Statement of Operations Year Ended December 31, 1996 (Unaudited).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMPSCRIPT, INC.


                                        By:  /S/ BRIAN A. KAHAN
                                           -------------------------------
                                             Brian A. Kahan
                                             Chief Executive Officer


DATED:  March 26, 1997

                                    FORM 8-K/A

                                    ITEM 7(a)

                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
                        MEDICAL SERVICES CONSORTIUM, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                COMPSCRIPT, INC.
                               BOCA RATON, FLORIDA

                                COMPSCRIPT, INC.
                               BOCA RATON, FLORIDA

                  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
                      MEDICAL SERVICES CONSORTIUM, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

Form 8-K -Item 7(a)

List of Financial Statements

The following financial statements of Medical Services Consortium, Inc. are included in Item 7(a):

   Balance Sheet--December 31, 1996

   Statements of Operations--Years ended December 31, 1996 and 1995

   Statements of Shareholders' Deficit--Years ended December 31, 1996 and 1995

   Statements of Cash Flows--Years ended December 31, 1996 and 1995

   Notes to Financial Statements--December 31, 1996

              Report of Independent Certified Public Accountants

The Board of Directors
  and Shareholders
Medical Services Consortium, Inc.

We have audited the balance sheet of Medical Services Consortium, Inc. as of December 31, 1996, and the statements of operations, shareholders' deficit and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Services Consortium, Inc. as of December 31, 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP

West Palm Beach, Florida
January 24, 1997

                        Medical Services Consortium, Inc.

                                  Balance Sheet

                                December 31, 1996

ASSETS
Current assets:
  Cash and cash equivalents                                          $  413,071
  Accounts receivable, net of allowances of $118,000                  1,691,219
  Inventory                                                             311,189
  Prepaid expenses                                                       28,420
  Current portion of notes receivable                                    25,788
                                                                     ----------
Total current assets                                                  2,469,687

Property and equipment, net                                             182,747

Other assets:
  Notes receivable, net of current portion                              192,428
  Other assets                                                           55,431
                                                                     ----------
Total assets                                                         $2,900,293
                                                                     ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                   $1,434,574
  Accrued salaries and benefits                                         182,361
  Accrued expenses                                                      117,450
  Distributions payable                                                  53,560
  Current portion of capital lease obligations                           47,704
  Current portion of notes payable                                      116,600
  Current portion of notes payable to shareholders                      400,414
                                                                     ----------
Total current liabilities                                             2,352,663

Long-term debt, net of current portion:
  Capital lease obligations                                              36,004
  Notes payable                                                         332,034
  Notes payable to shareholders                                         500,000
                                                                     ----------
Total long-term debt, net of current portion                            868,038
                                                                     ----------
Total liabilities                                                     3,220,701

Shareholders' deficit:
  Common stock, $5 par value--100 shares
   authorized, 48 shares issued and                                         240
   outstanding in 1996
  Additional paid-in capital                                             99,760
  Accumulated deficit                                                  (420,408)
                                                                     ----------
Total shareholders' deficit                                            (320,408)
                                                                     ----------
Total liabilities and shareholders' deficit                          $2,900,293
                                                                     ==========

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                            Statements of Operations

                                                       YEAR ENDED DECEMBER 31
                                                          1996        1995
                                                       ----------------------

Sales                                                  $8,577,551  $6,558,177
Cost of sales                                           4,990,540   3,851,337
                                                       ----------------------
Gross profit                                            3,587,011   2,706,840

Selling, general and administrative expenses            2,817,653   2,687,668
Contract termination settlement                                 -     363,959
Provision for doubtful accounts                           123,283      79,289
Merger costs                                               59,000           -
                                                       ----------------------
Total operating expenses                                2,999,936   3,130,916
                                                       ----------------------
Operating income (loss)                                   587,075    (424,076)

Other:
  Interest income                                          18,362       3,179
  Interest expense                                         56,872      68,807
  Interest expense on notes payable to shareholders        70,691      52,790
                                                       ----------------------
Net income (loss)                                      $  477,874 $  (542,494)
                                                       ======================

Pro forma data (unaudited):
  Historical income (loss) before income taxes         $  477,874 $  (542,494)
  Pro forma income tax (expense) benefit                 (191,600)    193,000
                                                       ----------------------
  Pro forma net income (loss)                          $  286,274 $  (349,494)
                                                       ======================

                        Medical Services Consortium, Inc.

                       Statements of Shareholders' Deficit

                                COMMON STOCK     ADDITIONAL                  TOTAL
                             -------------------  PAID-IN   ACCUMULATED  SHAREHOLDERS'
                              SHARES    AMOUNT    CAPITAL     DEFICIT       DEFICIT
                             ---------------------------------------------------------
Balance at January 1, 1995      48       $240     $99,760   $(270,228)     $(170,228)
  Net loss                       -          -           -    (542,494)      (542,494)
                             ---------------------------------------------------------
Balance at December 31, 1995    48        240      99,760    (812,722)      (712,722)
  Net income                     -          -           -     477,874        477,874
  Distribution to
   shareholders                  -          -           -     (85,560)       (85,560)
                             ---------------------------------------------------------
Balance at December 31, 1996    48       $240     $99,760   $(420,408)     $(320,408)
                             =========================================================

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                            Statements of Cash Flows

                                                        YEAR ENDED DECEMBER 31
                                                           1996          1995
                                                        -----------------------
OPERATING ACTIVITIES
Net income (loss)                                       $ 477,874     $(542,494)
Adjustments to reconcile net income (loss) to net
  cash (used) provided by operating activities:
   Contract termination settlement                           --         363,959
   Depreciation and amortization of leasehold
     improvements                                          92,812        75,178
   Provision for doubtful accounts                        123,283        79,289
   Changes in operating assets and liabilities:
     Accounts receivable                                 (677,221)     (343,871)
     Inventory                                             12,529       (66,210)
     Prepaid expenses                                      30,928       (49,785)
     Other assets                                          (6,877)       19,423
     Accounts payable                                     371,932       289,813
     Accrued salaries and benefits                         81,380        42,982
     Accrued shareholders salaries                       (480,243)      294,470
     Accrued expenses                                     (27,274)       72,360
                                                        -----------------------
Net cash (used) provided by operating activities             (877)      235,114

INVESTING ACTIVITIES
Purchase of property and equipment                        (25,109)      (29,440)
Proceeds from sale of equipment                              --          15,544
Payments received on notes receivable                      21,225          --
                                                        -----------------------
Net cash used in investing activities                      (3,884)      (13,896)

FINANCING ACTIVITIES
Distribution to shareholders                              (32,000)         --
Payments on capital lease obligations                     (49,312)      (39,755)
Payments on notes payable                                (115,382)      (88,107)
Proceeds from notes payable to shareholders               400,414          --
                                                        -----------------------
Net cash provided (used) by financing activities          203,720      (127,862)
                                                        -----------------------
Net increase in cash and cash equivalents                 198,959        93,356
Cash and cash equivalents at beginning of year            214,112       120,756
                                                        -----------------------
Cash and cash equivalents at end of year                $ 413,071     $ 214,112
                                                        =======================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                  $ 132,361     $ 120,027
                                                        =======================
NONCASH INVESTING AND FINANCING ACTIVITIES
Distributions payable                                   $  53,560     $    --
                                                        =======================
Conversion of accounts receivable to a note
  receivable                                            $ 239,441     $    --
                                                        =======================

Fixed assets acquired under capital lease               $  44,245     $  72,433
                                                        =======================

SEE ACCOMPANYING NOTES.

                        Medical Services Consortium, Inc.

                          Notes to Financial Statements

                                December 31, 1996

1. ORGANIZATION

Medical Services Consortium, Inc. (the Company) was incorporated under the laws of the State of Florida on June 29, 1992, for the purpose of supplying prescription pharmaceuticals, consulting, enteral and parental therapies, and home health care services to long-term and alternate care providers.

On January 10, 1997, the Company was acquired, in a business combination accounted for as a pooling-of-interests, by CompScript, Inc. (CompScript). In connection with the transaction, the shareholders of the Company exchanged all of the Company's outstanding common stock for 1.4 million shares of CompScript's common stock and the Company was merged into CompScript. Through December 31, 1996, the Company incurred approximately $59,000 in expenses associated with the transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less, when acquired, to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

CONCENTRATION OF CREDIT RISK

The Company's customers are primarily long-term and alternate care providers in South Florida. The Company directly bills its customers or third-party payers, which are primarily Medicaid and private insurers. Credit is extended based on an evaluation of the customer's financial condition, and collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation of equipment and amortization of leasehold improvements is computed using the MACRS (double-declining balance) method over the estimated useful lives of the related assets, ranging from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

                        Medical Services Consortium, Inc.

REVENUE RECOGNITION

Revenues from sales of most pharmaceuticals and all consulting services are recognized when products are shipped or services are provided. For some pharmaceuticals that are located at the customers' facilities, revenues are recognized when the product is dispensed to the patient. Revenues are recorded net of adjustments and allowances resulting from the difference between established rates for the products and services and amounts reimbursable by government-sponsored health care programs (primarily Medicaid) and private insurance carriers.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $21,000 and $8,000 in 1996 and 1995, respectively.

INCOME TAXES

The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code, which generally provides that in lieu of corporate taxes, the shareholders shall be taxed on the Company's taxable income in accordance with their ownership interests. As a result, the accompanying financial statements include no provision for income taxes.

As a result of the acquisition of the Company by CompScript, the Company will no longer qualify as a Subchapter S corporation and will be subject to corporate income taxes. Accordingly, for informational purposes, the statements of operations include pro forma adjustments (unaudited) for income tax expense which would have been recorded if the Company had been a taxable corporation, based on the laws in effect during those periods.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        Medical Services Consortium, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consists of the following:

       Furniture and equipment                                $225,047
       Equipment under capital leases                          201,350
       Leasehold improvements                                   31,686
                                                              --------
                                                               458,083
       Less accumulated depreciation                          (275,336)
                                                              ========
                                                              $182,747
                                                              ========

4. NOTES PAYABLE

Notes Payable consist of the following:

       $300,000 revolving credit arrangement with a bank,
         interest at prime plus 2.00% (10.25% at
         December 31, 1996), collateralized by
         substantially all of the assets of the Company.
         Monthly payments of $3,572 plus accrued interest
         are payable monthly, with a final balloon
         payment of $89,252, plus accrued interest due on
         September 1, 2000.                                   $239,276
       $300,000 unsecured promissory note, interest at
         prime plus 1.00% (9.25% at December 31, 1996),
         principal and interest payable monthly through
         August 1, 1998.                                       209,358
                                                              --------
                                                               448,634
       Less current portion                                   (116,600)
                                                              --------
                                                              $332,034
                                                              ========

In July 1995, the Company entered into the $300,000 unsecured note payable in connection with a settlement agreed to upon the early termination of a prior contract with business consultants to provide sales and marketing services to the Company. In connection with the settlement, approximately $364,000, including the forgiveness of a $64,000 account receivable from an affiliate of the business consultants, has been recorded as contract termination settlement expense in the 1995 statement of operations. On January 15, 1997, CompScript paid the outstanding balance on this note payable.

                        Medical Services Consortium, Inc.

On January 3, 1997, the Company entered into a new credit arrangement (New Credit Arrangement) with a bank which contains a line-of-credit facility and a term loan. The line-of-credit facility and term loan mature on January 3, 1998, are collateralized by substantially all of the assets of the Company and permit borrowings up to $500,000 and $200,000, respectively. Interest on the line of credit is payable monthly at prime plus 1%, with the entire principal due at maturity. Interest on the term loan is payable monthly at a fixed interest rate of 9.5%. Principle payments of $4,200 are due monthly with the remaining outstanding balance due on January 3, 1998. On January 3, 1997, the Company borrowed $150,000 on the New Credit Arrangement and transferred the existing balance of the Company's previous revolving credit arrangement to the New Credit Arrangement. On January 10, 1997, CompScript paid the outstanding balance on this New Credit Arrangement.

Notes payable mature as follows:

       1997                                                   $116,600
       1998                                                    178,486
       1999                                                     42,864
       2000                                                    110,684
                                                              --------
                                                              $448,634
                                                              ========

5. NOTES PAYABLE TO SHAREHOLDERS

Notes payable to shareholders consist of the following:

       $300,000 promissory note payable to a director and shareholder, interest at prime plus 6.00% (14.25% at December 31, 1996), collateralized by the accounts receivable of the Company. Interest is due monthly through
         January 1, 2001 and principal is due on January 1, 2001.                    $300,000
       $200,000 unsecured promissory note payable to a director and shareholder, interest at a fixed rate of 8%. Interest is due monthly through January
         1, 2001 and principal is due on January 1, 2001.                             200,000
       $400,414 unsecured promissory notes payable to certain officers and shareholders of the Company, interest at a fixed rate of 7%.
         Interest is due monthly through December 31, 1997 and principal is due
         on December 31, 1997.                                                        400,000
                                                                                     --------
                                                                                      900,414
       Less current portion                                                          (400,414)
                                                                                     --------
                                                                                     $500,000
                                                                                     ========

                        Medical Services Consortium, Inc.

Notes payable to shareholders mature as follows:

       1997                                                   $400,414
       2001                                                    500,000
                                                              --------
                                                              $900,414
                                                              ========

6. FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

NOTE RECEIVABLE: The fair value of the Company's note receivable from a customer is estimated using discounted cash flow analysis, based on discount rates at which similar notes would be made under current conditions, commensurate with the credit and interest rate risks involved.

NOTES PAYABLE: The fair values of the Company's notes payable are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying amounts and fair values of the Company's financial instruments at December 31, 1996 are as follows:

                                                  CARRYING     FAIR
                                                   AMOUNT      VALUE
                                                  --------------------

       Note receivable                            $218,216    $218,216
       Notes payable                               448,634     453,909
       Notes payable to shareholders               900,414     941,213

                        Medical Services Consortium, Inc.

7. CAPITAL LEASES

The Company leases certain equipment under long-term capital leases. Future obligations are as follows:

       Year ending December 31,

         1997                                                $  60,630
         1998                                                   34,552
         1999                                                   11,895
                                                             ---------
                                                               107,077
       Less interest                                           (23,369)
                                                             ---------
                                                                83,708
       Less current portion                                    (47,704)
                                                             ---------
                                                             $  36,004
                                                             =========

8. SHAREHOLDERS' DEFICIT

Effective June 28, 1996, the Board of Directors of the Company declared a 12-for-5 stock split. The accompanying financial statements have been retroactively restated to reflect this stock split as of January 1, 1995.

During 1996, the Board of Directors declared a $85,560 distribution to shareholders, of which $32,000 was paid prior to December 31, 1996. The remaining balance of $53,560 is shown as distributions payable on the balance sheet.

9. LEASE COMMITMENTS

The Company has various operating leases, primarily relating to office and warehouse facilities. The leases have various renewal options and escalation clauses as defined in the lease agreements. Total rent expense for the years ended December 31, 1996 and 1995 amounted to $80,714 and $69,867 , respectively.

Approximate future minimum annual rentals under noncancelable operating leases with initial or remaining terms in excess of one year are:

       1997                                                   $178,597
       1998                                                    180,827
       1999                                                    136,731
       2000                                                    140,594
       2001                                                    146,218
                                                              --------
                                                              $782,967
                                                              ========

                        Medical Services Consortium, Inc.

10. PROFIT SHARING PLAN

Effective January 1, 1995, the Company established the Medical Services Consortium, Inc. 401(k) Plan (the Plan), a deferred profit sharing savings plan that covers all employees of the Company that are at least 21 years old and who have been employed by the Company at least 6 months. Under the Plan, participating employees may defer up to 15% of their pre-tax salary before reduction each year. The Company may make contributions to the Plan at the Company's discretion. Contributions vest over a six year period. The Company did not make any contributions to the Plan for the fiscal years ended December 31, 1996 and 1995.

                        COMPSCRIPT INC. AND SUBSIDIARIES
                       INTRODUCTION TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

On January 10, 1997, CompScript, Inc. ("CompScript" or the "Company") consummated a Stock Purchase Agreement with the shareholders of Medical Services Consortium, Inc. ("MSC"), a Florida corporation (the "Stock Purchase Agreement"). Under the Stock Purchase Agreement, CompScript acquired all the issued and outstanding shares of MSC in exchange for 1,400,000 shares of CompScript's Common Stock.

The following pro forma condensed consolidated financial information consists of a Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 and Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (collectively, the "Pro Forma Statements"). The Pro Forma Condensed Consolidated Balance Sheet was prepared to give effect to the acquisition of MSC as if it occurred as of December 31, 1996. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 gives effect to the acquisition of MSC as if the transaction had occurred on January 1, 1996. The pro forma adjustments to, or "reflected in" the Pro Forma Statements are based on the historical results of the acquired business giving effect to the transaction based on the pooling method of accounting used to record the acquisition and the assumptions and adjustments described in the accompanying notes to the Pro Forma Statements. The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to be indicative of what the Company's financial position or results of operations would actually have been if the aforementioned transaction in fact had occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                        COMPSCRIPT INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1996


                                  COMPSCRIPT, MEDICAL SERVICES PRO FORMA
                                      INC.    CONSORTIUM, INC.   ADJ'S        PRO FORMA
                                      ----    ----------------   -----        ---------
ASSETS
Current assets:

  Cash and cash equivalents        $  440,328     $  413,071   $       --     $   853,399
  Accounts receivable, net          2,179,749      1,691,219           --       3,870,968
  Inventory                         1,091,264        311,189           --       1,402,453
  Receivable from sale of
    marketable securities           1,125,000             --           --       1,125,000
  Other current assets                663,726         54,208           --         717,934
                                   ----------     ----------    ---------     -----------
Total current assets                5,500,067      2,469,687           --       7,969,754
Property and equipment - net        1,438,369        182,747           --       1,621,116
Other assets                          746,153        247,859           --         994,012
                                   ----------     ----------    ---------     -----------
Total Assets                       $7,684,589     $2,900,293    $      --     $10,584,882
                                   ==========     ==========    =========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                 $1,296,317     $1,434,574    $      --     $ 2,730,891
   Accrued expenses                   951,361        353,371           --       1,304,732
   Line of credit                     674,693             --           --         674,693
   Current  maturities of debt and
       capitalized leases             255,958        564,718           --         820,676
                                   ----------     ----------    ---------     -----------
Total current liabilities           3,178,329      2,352,663           --       5,530,992
Long- term debt and capitalized
  leases                               54,049        868,038           --         922,087
                                   ----------     ----------    ---------     -----------
Total Liabilities                   3,232,378      3,220,701           --       6,453,079
Minority interest in consolidated
  subsidiary                          222,628             --           --         222,628

Shareholders' equity:
   Common stock                         1,091            240         (100)(A)       1,231
   Additional paid - in capital     8,855,456         99,760          100 (A)   8,534,908
                                                                 (420,408)(B)

   Accumulated deficit             (4,626,964)      (420,408)     420,408 (B)  (4,626,964)
                                   ----------     ----------    ---------     -----------
Total shareholders' equity          4,229,583       (320,408)          --       3,909,175
                                   ----------     ----------    ---------     -----------
Total liabilities and
  shareholders' equity             $7,684,589     $2,900,293    $      --     $10,584,882
                                   ==========     ==========    =========     ===========


                        COMPSCRIPT INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1996


                                  CompScript, Medical Services Pro Forma
                                      Inc.    Consortium, Inc.   Adj's        Pro Forma
                                      ----    ----------------   -----        ---------
Sales                             $20,049,771     $8,577,551     $     --     $28,627,322
Cost of sales                      12,846,113      4,990,540           --      17,836,653
                                  -----------     ----------     --------     -----------
Gross profit                        7,203,658      3,587,011           --      10,790,669
Selling, general and
  administrative expenses           7,984,824      2,817,653      (66,000)(C)  10,736,477
Provision for doubtful accounts       657,656        123,283                      780,939
Merger related costs                  875,223         59,000           --         934,223
                                  -----------     ----------     --------     -----------
Operating (loss) income            (2,314,045)       587,075       66,000      (1,660,970)

Other
  Interest and other income            29,462         18,362           --          47,824
  Interest expense                   (113,759)      (127,563)          --        (241,322)
                                  -----------     ----------     --------     -----------
Income (loss)  before income tax
   benefit                         (2,398,342)       477,874       66,000      (1,854,468)

Income tax  benefit                  (472,750)            --           -- (D)    (472,750)
                                  -----------     ----------     --------     -----------

Net income (loss)                 $(1,925,592)    $  477,874     $ 66,000     $(1,381,718)
                                  ===========     ==========     ========     ===========

Net loss per share                $     (0.20)                                $     (0.12)
                                  ===========                                 ===========

Weighted average common shares
  and common stock equivalents
  outstanding                       9,841,648                                  11,241,648
                                  ===========                                 ===========

                        COMPSCRIPT, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)


         (A) To reflect the exchange of 1,400,000 shares of Common Stock of CompScript, Inc. for 100% of the issued and outstanding common shares of Medical Services Consortium, Inc. (MSC) on January 10, 1997, in a transaction accounted for as a pooling of interests.

         (B) To properly allocate the accumulated deficit of MSC to additional paid-in capital as MSC was previously taxed under the provisions of Subchapter S of the Internal Revenue Code and accordingly was not subject to corporate income taxes.

         (C) To reflect the reduction in salaries and benefits paid to a former majority shareholder during the pro forma period. The supplemental pro forma presentation is shown solely as a result of changed circumstances that will exist following consummation of the merger. No additional costs will be incurred that offset the pro forma adjustment to compensation expense. This information is necessary for investors to realistically assess the impact of the combination.

         (D) For the period January 1, 1996 through December 31, 1996 MSC was taxed as a Subchapter S Corporation. As a result no provision for federal income taxes was reflected in MSC's historical financial statement. No pro forma adjustment has been made to reflect income tax expense on MSC's earnings, as if MSC was subject to corporate income taxes, due to the fact that on a pro forma consolidated basis the maximum amount of net operating loss carryback has already been reflected in CompScript, Inc.'s 1996 income statement.